UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2007

TENNESSEE COMMERCE BANCORP, INC.

Tennessee	000-51281	62-1815881
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

 (615) 599-2274
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On Friday, June 1, 2007, the Listing Qualifications Department of NASDAQ (the “Department”) notified, via telephone, Tennessee Commerce Bancorp, Inc., a Tennessee corporation (the “Company”), that based on a review of the Company’s 2007 proxy materials, the Department had reason to believe that the Company might be in violation of Marketplace Rule 4350(c) (the “Rule”). The Rule requires that the nominating and compensation committees of the Company either be comprised entirely of independent directors or that all decisions of these committees be approved by a majority of the independent directors.

After internal review by the Company on that same day, the Company determined that it was not in technical compliance with the Rule and so notified the Department. The Company has indicated to the Department it intends to take action at an upcoming board meeting in order to rectify the violation and bring the Company into full compliance with the Rule.

The Department indicated that it will send a letter to the Company asking that this correction be made as proposed. The Company believes that if it takes the corrective action being contemplated that the Company’s stock listing should not be affected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 7, 2007                                          TENNESSEE COMMERCE BANCORP, INC.

                         By: /s/ George W. Fort
                         Name: George W. Fort
                                     Title:  Chief Financial Officer